EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 24, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Sep 2007 – Aug 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.8%	-1.3%	1.7%	-5.0%	-2.9%	2.9%	2.8%	2.9%	12.1%	-18.7%	0.3	0.4
B**	-0.8%	-1.4%	1.3%	-5.6%	-3.5%	2.2%	N/A	2.2%	12.1%	-20.4%	0.2	0.3
Legacy 1***	-0.8%	-1.2%	3.2%	-2.9%	-1.0%	N/A	N/A	-1.7%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	-0.8%	-1.2%	3.0%	-3.4%	-1.4%	N/A	N/A	-2.1%	11.1%	-15.2%	-0.1	-0.3
Global 1***	-0.8%	-1.2%	3.7%	-2.1%	-2.7%	N/A	N/A	-2.8%	10.6%	-14.6%	-0.2	-0.4
Global 2***	-0.8%	-1.2%	3.5%	-2.4%	-3.0%	N/A	N/A	-3.1%	10.5%	-15.4%	-0.3	-0.4
Global 3***	-0.8%	-1.3%	2.4%	-4.0%	-4.7%	N/A	N/A	-4.9%	10.5%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	-0.5%	2.5%	13.8%	18.3%	13.7%	1.3%	6.5%	1.3%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	2.3%	-2.7%	4.6%	16.6%	12.7%	11.0%	8.2%	11.0%	13.2%	-12.3%	0.9	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					31%
Energy	9%	Long	Gasoline Blendstock	3.1%	Long	9%	Long	Gasoline Blendstock	2.9%	Long
			Gas Oil	1.9%	Long			Gas Oil	1.8%	Long
Grains/Foods	16%	Long	Soybeans	3.8%	Long	15%	Long	Soybeans	3.6%	Long
			Corn	2.6%	Long			Corn	2.5%	Long
Metals	7%	Short	Aluminum	2.5%	Short	7%	Short	Aluminum	2.5%	Short
			Gold	1.6%	Long			Gold	1.7%	Long
FINANCIALS	68%					69%
Currencies	26%	Short $	Australian Dollar	2.2%	Long	27%	Short $	Australian Dollar	2.2%	Long
			British Pound	2.1%	Long			British Pound	2.1%	Long
Equities	32%	Long	S&P 500	9.0%	Long	32%	Long	S&P 500	9.1%	Long
			Dax Index	3.2%	Long			Dax Index	3.3%	Long
Fixed Income	10%	Long	U.S. 5-Year Treasury Notes	2.0%	Long	10%	Long	U.S. 5-Year Treasury Notes	2.0%	Long
			Long Gilts	1.9%	Long			Long Gilts	1.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets finished modestly lower as the bearish impact of elevated inventories outweighed supply concerns stemming from growing storm activity in the Gulf of Mexico.  Crude oil markets finished higher, fueled by improving demand data and supply concerns caused by ongoing tensions in the Middle East.

Grains/Foods
Soybean markets rallied nearly 4% as reports showed recent droughts in the Midwest had a bigger impact on supplies than previously expected.   Sugar prices fell as more favorable weather conditions allowed Brazilian farmers to improve production.  Cocoa markets moved higher as traders and large commodity funds exited short positions to lock in profits stemming from recent downtrends.

Metals
Precious metals markets moved to recent highs as speculators believed the U.S. Federal Reserve would soon be announcing the launch of new stimulus initiatives.  Base metals prices also rallied, supported by hopes the Chinese government would soon be easing monetary policy to aid its ailing economy.

Currencies
The U.S. dollar tumbled against counterparts following comments from the U.S. Federal Reserve stating they would be willing to deliver monetary stimulus “fairly soon”.  The euro reached six-week highs against the U.S. dollar and Japanese yen as investors believed the European Central Bank was seriously considering intervention in the Spanish and Italian debt markets in order to aid the nations’ financial crises.  Stimulus hopes also benefitted higher-yielding currencies, including the New Zealand dollar, which registered gains for the week.

Equities
Global equity markets finished lower as late-week comments from European officials augmented concerns surrounding the region’s debt crisis.  Weak global economic data, including an increase in U.S. jobless estimates, also put pressure on investor confidence, pushing equity prices lower.

Fixed Income
U.S. Treasury markets moved strongly higher on investor beliefs the U.S. Federal Reserve may soon resume its bond-buying program. Safe-haven demand fostered by equity market weakness and news Greek officials were requesting more time to implement austerity measures also helped drive U.S. debt markets higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.